Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Checkers Drive-In Restaurants, Inc.:

We consent to the use of our report dated February 26, 1999, except as to Note 2, which is as of March 24, 1999, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                       KPMG LLP

Tampa, Florida
July 1, 1999